UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2006

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

Two Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 23, 2006, Genta Incorporated ("Genta") announced that it has entered into an exclusive, worldwide licensing agreement with Emisphere Technologies, Inc. ("Emisphere") to develop an oral formulation of a gallium-containing compound. Under the terms of the new agreement, Genta will pay Emisphere up to $24 million only upon the achievement of certain milestones during the course of product development, and royalties based upon sales. Emisphere will utilize its proprietary oral delivery technology, eligen®, to supply a finished oral dosage form to Genta. Genta will reimburse Emisphere for time and expenses, as incurred, to create the oral dosage formulation. Genta will be responsible for toxicology, clinical development, regulatory submissions, and worldwide commercialization. The agreement is in effect until the later of (a) receipt of initial regulatory approval or (b) expiration of all royalty and payment obligations. Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release. A copy of the Agreement will be filed as an exhibit to the Company's upcoming quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 23, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	March 27, 2006	By:	/s/ Richard J. Moran

			Name:	Richard J. Moran
			Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release dated March 23, 2006